
                OPTION ONE/CTS
                  ARM TRUST
                Series 1996-1

 Distribution Period:     26-Aug-96


             Original        Beginning                                                     Ending                       Ending
            Certificate     Certificate     Principal       Interest        Total        Certificate    Subordinate   Principal
 Class        Balance         Balance      Distribution   Distribution   Distribution      Balance        Amount        Balance
  A-1      68,000,000.00    64,419,764.63   1,522,906.49    370,413.65   1,893,320.13   62,896,858.14    600,998.12   63,497,856.26
  A-2     172,000,000.00   160,868,696.05   4,564,139.02    837,947.16   5,402,086.19  156,304,557.03  1,165,211.14  157,469,768.17
   R                N/A              N/A            N/A           0.00           0.00             N/A           N/A             N/A

 Total    240,000,000.00   225,288,460.68   6,087,045.51  1,208,360.81   7,295,406.32  219,201,415.17  1,766,209.26  220,967,624.43



             Original        Beginning                                    Planned            Actual          Ending
             Notional        Notional        Interest        Total          Pac               Pac            Notional
 Class       Balance         Balance       Distribution   Distribution   Reduction         Reduction         Balance

  IO      102,661,238.00    99,565,028.00   252,146.13    252,146.13     2,906,314.00    2,906,314.00    96,658,714.00



                                                   Planned Amortization Interests

                            Beginning        Scheduled         Actual         Beginning                       Ending
                               Pac            Ending           Ending         Companion       Companion      Companion
                             Balance        Pac Balance      Pac Balance       Balance        Principal       Balance
            Group I         25,086,694.00  24,353,666.00   24,353,666.00   38,801,901.58     647,197.64   38,154,703.94
            Group II        74,478,334.00  72,305,048.00   72,305,048.00   84,145,907.65   2,106,714.81   82,039,192.84


            FACTOR INFORMATION PER $1,000

        Principal      Interest     End. Cert.
Class  Distribution  Distribution    Balance

 A-1    22.39568364  5.44725951    924.95379618
 A-2    26.53569200  4.87178583    908.74742457

 Total   25.36268963   5.034836709    913.3392299


          PASS THRU RATES

       Init. Pass    Curr Pass
Class   Thru Rate    Thru Rate

  A-1  6.90000000%   6.90000000%
  A-2  5.79750000%   5.86000000%

IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT,
PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:

                     Eileen Rooney
                     The Chase Manhattan Bank - ASPG
                     450 West 33rd Street, 15th Floor
                     New York, New York 10001
                     (212) 946-3185

                   OPTION ONE/CTS
                     ARM TRUST
                   Series 1996-1

 Distribution Period:     26-Aug-96




 SEC. 7.08a (i)
      Class A-1 Distribution Amount              1,893,320.13      27.84
      Class A-2 Distribution Amount              5,402,086.19      31.41
      Class 10  Distribution Amount                252,146.13        N/A
      Class R   Distribution Amount                      0.00        N/A

 SEC. 7.08a (ii)      Principal Distribution
      Allocable To Planned Amort. Interest       2,906,314.00      12.11
      Allocable To Companion Interest            2,170,104.13       9.04
      Installment Principal Collected              151,411.66       0.63
      Principal Prepayments                      5,508,814.79      22.95
      Subordination Increase Amount                426,819.06       1.78
      Other                                              0.00       0.00

 SEC. 7.08a (iii)
      Class A-1 Interest Distribution               370,413.65       5.45
      Class A-2 Interest Disrtibution               837,947.16       4.87
      Class 10  Interest Distribution               282,146.13

 SEC. 7.08a (iv)
      Class A-1 Beginning Certificate Balance    64,419,764.63     947.35
      Class A-2 Beginning Certificate Balance   160,868,696.05     935.28
      Class 10  Beginning Notional Balnce        99,565,028.00

      Class A-1 Ending Certificate Balance     62,896,858.14       924.95
      Class A-2 Ending Certificate Balance    156,304,557.03       908.75
      Class 10  Ending Notional Balance        96,658,714.00



 SEC. 7.08a (v)       Insured Payment                   0.00        0.00

 SEC. 7.08a (vii)     Substitution Amount               0.00        0.00
                      Loan Purchase Price Amount        0.00        0.00

 SEC. 7.08a (viii)    Subordination Reduction Amount    0.00        0.00

 SEC. 7.08a (ix)      Realized Losses                   0.00        0.00

 SEC. 7.08a (x)       Class A-1 Pool Factor   933.7920038235
                      Class A-2 Pool Factor   915.5219079651

 SEC. 7.08b (i)
      Number and Aggregate Principal Balances of Delinquent Mortgage Loans:

              Category        Count      Agg. Prin. Bal.          Percentage
              30-59 DAYS       40         3,067,490.42              1.39%
              60-89 DAYS       23         1,768,411.79              0.80%
              90 +  DAYS       19         1,527,599.75              0.69%

 SEC. 7.08b (ii)
      Number of Loans in Foreclosure                                 42

      Aggregate Principal Balance of Loans in Foreclosure   3,512,753.34

      Number of Loans in Foreclosure that were
      Commenced in the Prior Month                                    17

      Aggregate Principal Balance of Loans in Foreclosure
      that were Commenced in the Prior Month                1,668,134.58

 SEC. 7.08b (iii)
      Number of Loans in Bankruptcy                                    8

      Aggregate Principal Balance of Loans in Bankruptcy      852,077.17

 SEC. 7.08b (iv)
      Number of REO Properties                                         0

      Aggregate Principal Balance of REO Properties                 0.00

 SEC. 7.08b (v)
      Book value of ROE Property                                    0.00